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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     (As Amended Effective January 31, 2000)

                                    PREAMBLE

     Southdown, Inc. has adopted this Supplemental Executive Retirement Plan, effective October 1, 1997, for a group of senior line and staff management personnel to ensure that the overall effectiveness of the Company's executive compensation program will attract, retain and motivate qualified senior management personnel. The Plan has been amended effective January 31, 2000 to modify certain plan provisions and provide enhanced benefits to designated Participants upon a Change in Control.

                                    SECTION I

                                   DEFINITIONS

     When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

     1.1. "Beneficiary" means (1), subject to (2) below, with respect to the Participant, the Participant's Spouse or Surviving Spouse as defined in Section
1.48 of the Pension Plan or, with respect to the Surviving Spouse, the contingent annuitant as described in Section 1.10 of the Pension Plan, or (2) any natural person or persons requested by the Participant and approved by the Retirement Committee to be a Beneficiary with respect to the Participant's benefit under this plan or to be a contingent annuitant (as described in Section
1.10 of the Pension Plan) with respect to the 10-years certain option described in the Pension Plan.

     1.2. "Company" means Southdown, Inc. and any successor thereto.

     1.3. "Compensation" means, with respect to any Participant, the sum of (a) the basic cash remuneration paid to a Participant by the Company for personal services rendered during the Calendar year, (i) without regard to hours of work or units produced, and is exclusive of any remuneration paid on account of overtime, overtime premium, extended workweek, shift differentials, or other penalties, or premium rates, or bonuses or all other forms of special pay, but including (ii) any amount contributed by the Company pursuant to a salary reduction agreement and which is not included in the gross income of the Participant, pursuant to IRC Section 125, 402(a)(8), 402(h) or 403(b); and (b) the incentive compensation received pursuant to the Company's Annual Incentive Plan, whether paid in cash or another form of compensation (including restricted stock). The total dollar amount of incentive compensation received within a calendar year shall be allocated in equal amounts to each month of such calendar year.

     1.4. "Early Retirement Supplemental Benefit" shall have the meaning set forth in Section 3.3 hereof.


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     1.5. "Internal Revenue Code" or "IRC" means the Internal Revenue Code of
1986 as amended.

     1.6. "Late Retirement Supplemental Benefit" shall have the meaning set forth in Section 3.4 hereof.

     1.7. "Normal Retirement Supplemental Benefit" shall have the meaning set forth in Section 3.2 hereof.

     1.8. "Participant" means any employee of the Company who meets the eligibility requirements of Section II.

     1.9. "Pension Plan" means the Southdown, Inc. Pension Plan, adopted May 19, 1994, as heretofore and hereafter amended from time to time or any successor thereto.

     1.10. "Plan" means the Supplemental Executive Retirement Plan.

     1.11. "Plan Average Monthly Compensation" means monthly Compensation of a Participant averaged over the five (5) consecutive calendar years from his date of employment which produces the highest monthly average. If a Participant has less than five (5) consecutive calendar years of employment at his date of termination, his Plan Average Monthly Compensation will be based on his monthly Compensation during his months of service from his date of employment to his date of termination. Compensation subsequent to termination of participation shall not be recognized.

     1.12. "Retirement Committee" means the Employee Compensation and Benefits Committee of the Company's Board of Directors.

     1.13. "Supplemental Plan Benefit" means the monthly retirement benefit payable in accordance with the Plan.

     1.14. As used herein, the terms "Accrued Benefit", "Actuarial Equivalent", "Administrators", "Normal Retirement Date", "Early Retirement Date", "ERISA", "Late Retirement Date", and "Vested" shall have the same meanings as provided in the Pension Plan.

                                   SECTION II

                           ELIGIBILITY TO PARTICIPATE

     A senior management employee of the Company is eligible to become a Participant in the Plan provided such employee is designated as a Participant by the Retirement Committee in writing; and provided further that at the time of such designation and approval the employee:

     a. Is a vested participant in the Pension Plan, and


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     b. Has Plan Average Monthly Compensation in excess of the limitations set forth in IRC Section 401(a)(17).

     Once an employee becomes a Participant, he shall remain a Participant until his termination of employment with the Company and thereafter until all benefits to which he or his Beneficiary is entitled under the Plan have been paid or until such benefits are forfeited pursuant to Section 6.1.

                                   SECTION III

                     ELIGIBILITY FOR AND AMOUNT OF BENEFITS

     3.1. Benefit Eligibility. Each Participant is eligible to receive a Supplemental Plan Benefit under the Plan beginning on one of the following dates:

          a. Normal Retirement Date;
          b. Early Retirement Date; or
          c. Late Retirement Date.

     3.2. Normal Retirement Supplemental Benefit. The Normal Retirement Supplemental Benefit of a Participant who attains his Normal Retirement Date shall be equal to (i) the monthly retirement benefit such person would have received under Section 5.1(a) of the Pension Plan if such Section 5.1(a) monthly retirement benefit had been calculated on the basis of Plan Average Monthly Compensation without regard to the limitations and rules set forth under Section 401(a)(17), 415 and 414(q)(6) of the Internal Revenue Code; less (ii) the monthly retirement benefit payable to such person under the Pension Plan at his Normal Retirement Date.

     3.3. Early Retirement Supplemental Benefit. The Early Retirement Supplemental Benefit of a Participant who attains his Early Retirement Date shall be equal to his Normal Retirement Supplemental Benefit reduced for early commencement by the factors set forth in Section 5.1(b) of the Pension Plan.

     3.4. Late Retirement Supplemental Benefit. The Late Retirement Supplemental Benefit of a Participant who delays retirement pursuant to Section 5.1(d) of the Pension Plan shall be equal to (i) the monthly retirement benefit such person would have received under Section 5.1(d) of the Pension Plan if such Section 5.1(d) monthly retirement benefit had been calculated on the basis of Plan Average Monthly Compensation without regard to the limitations and rules set forth under Section 401(a)(17), 415 and 414(q)(6) of the Internal Revenue Code; less (ii) the monthly retirement benefit payable to such person under the Pension Plan at his Late Retirement Date. In the determination of the Late Retirement Supplemental Benefit, the definition of "Accrued Benefit" in Section 5.1(d) of the Pension Plan shall have the same meaning as provided in Section 1.1(f) of the Pension Plan, but substituting "Plan Average Monthly Compensation" for "Average Monthly Compensation" in such Section 1.1(f).

     3.5. Pension Benefit Offset by Other Plans. In the event a monthly retirement benefit payable to the Participant by the Pension Plan is subject to reduction by monthly retirement


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     benefits provided by any other defined benefit plan to which the Company contributes on behalf of the Participant as provided in Section 1.1(b)(vii) of the Pension Plan, in the calculation of the benefit payable under this Plan the benefit payable under the Pension Plan will be determined as if such offsets under the Pension Plan do not exist, to preserve the effect of the offset in the Pension Plan.

          3.6. Re-employment. If a Participant's employment with the Company is terminated for any reason, and the Participant is re-employed and once again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if a Participant has received a distribution of any Supplemental Plan Benefit under the Plan, his Supplemental Plan Benefit upon any subsequent termination of employment shall be reduced by the Actuarial Equivalent of the present value of such distribution as of the date of distribution. If a former Participant who is receiving benefits payments from the Plan is re-employed by the Company, the payment of benefits will be suspended during his period of re-employment under the same terms and in the same manner as applies to benefits payable under the Pension Plan.

                                   SECTION IV

                        FORM AND COMMENCEMENT OF BENEFITS

          4.1. Form of Distribution of Benefits. Supplemental Plan Benefits payable to a Participant or Beneficiary pursuant to Section III will be payable in a lump sum amount or in any other form permitted by Section 5.7(a) of the Pension Plan and shall be the Actuarial Equivalent of a single life annuity. The Participant may elect a permitted form of distribution of benefits at a time no later than 30 days after commencement of participation in the Plan. If the Participant fails to elect a permitted form of distribution of benefits, such benefits will be payable as a lump sum. The election of a form of distribution of Supplemental Plan Benefits shall not require spousal consent.

          4.2. Commencement of Benefits. A Supplemental Plan Benefit payable to a Participant pursuant to Plan Sections 3.2, 3.3 or 3.4 will commence on the same date of commencement of the benefit provided by the Pension Plan. A Supplemental Plan Benefit payable to a Beneficiary will commence on the first day of the month coincident with or next following the Participant's death. Payment of a Supplemental Plan Benefit to a Participant will terminate with the payment made on the first day of the month in which the Participant dies, unless the form of payment to the Participant provides for continuation of payments following his death, in which event payments will continue in accordance with such form. Payment of a Supplemental Plan Benefit to any Beneficiary will terminate with the payment made on the first day of the month in which such Beneficiary dies. After payment of the Supplemental Plan Benefit in a lump sum, the Plan shall have no further obligation to the Participant or to Participant's Beneficiaries.



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                                   SECTION V

                           AMENDMENT AND TERMINATION

     5.1. Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date of such resolution or such later date as the resolution may expressly state. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Beneficiary of all or any portion of any Supplemental Plan Benefit accrued to the effective date of the resolution amending or terminating the Plan. If a Plan amendment has the effect of reducing future accruals of a Supplemental Plan Benefit, the Company shall cause the trust contemplated in Section 7.1 to be established, if not previously established, and transfer a sufficient amount of assets to the trust in order that trust assets immediately after such amendment equal the aggregate of Supplemental Plan Benefits of all Participants.

     5.2. Termination Benefit. In the case of a Plan termination, each Participant on the termination date shall become vested in his accrued Supplemental Plan Benefit as of the termination date. Such accrued Supplemental Plan Benefit shall be based on service and compensation factors as of the Plan termination date. Upon Plan termination, the Company shall cause the trust contemplated in Section 7.1 to be established, if not previously established, and transfer a sufficient amount of assets to such trust in order that trust assets immediately after termination equal the aggregate of Supplemental Plan Benefits of all Participants.

     5.3. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Plan Sections 5.1 and 5.2.

                                   SECTION VI

                                  MISCELLANEOUS

     6.1. Forfeitures of Benefits. Notwithstanding any other provision of the Plan, future payment of a Supplemental Plan Benefit hereunder to a Participant or a Beneficiary will, at the sole discretion of the Retirement Committee, be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant or Beneficiary, if any of the following circumstances occur:

          a. The Participant is discharged from employment with the Company for cause. For purposes of this Plan, cause shall mean: (A) the Participant's conviction (including a plea of guilty or nolo contendere) of a felony or any crime or theft, dishonesty or moral turpitude; or (B) the willful or grossly negligent contravention of
             (i) the standards of fiduciary responsibility attendant upon the Participant's service and office or (ii) the terms of the Company's Statement of Policy Concerning Corporate Ethics and Conflicts of Interest as amended from time to time; or


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          b. The Participant engages in competition with the Company, as determined by the Retirement Committee, within two years following his termination of employment with the Company and prior to attaining the age of 65 years, without written consent of the Company. "Competition" shall exist if the Participant directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or paid as a consultant or independent contractor by a business which competes or at any time did compete with the Company in a trade area served by the Company at the time distributions are being made or are to be made or within two years following his termination of employment with the Company and in which the Participant has represented the Company while employed by it, if the Participant continues to be so engaged 60 days after written notice has been given to him.

     The portion of the benefit subject to forfeiture under the conditions described in this Section 6.1 are as follows:

          a. The total benefit, or if the Participant is in pay status, any benefit unpaid as of the date such Competition commenced, is subject to forfeiture, except as provided in b. below.

          b. In the case of a Participant who is retiring at his Mandatory Retirement Age, as defined in the Age Discrimination in Employment Act of 1967, as amended from time to time, the provisions of paragraph a. above shall not apply to that portion of the benefits computed under this Plan which, when added to the retirement payments under the Pension Plan (prior to any reduction for the cost of a survivor annuity) does not exceed the nonforfeitable retirement income requirement of ADEA Section 12(c)(i).

     6.2. No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of the Plan.

     6.3. Spendthrift Provision. No benefit under the Plan or any right or interest in such benefit shall be assignable or subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge of any kind, including, but not limited to, pursuant to any domestic relations order (within the meaning of ERISA Section 206(d)(3) and IRC Section 414(p)(1)(B)) or judgment or claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings, prior to actual receipt thereof by the payee, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.


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     6.4. Administration. The Retirement Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. All provisions set forth in the Pension Plan with respect to the administrative powers and duties of the Pension Plan's Administrators, expenses of administration and procedures for filing claims shall also be applicable with respect to the Plan. The Retirement Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

     6.5. Disclosure. Each Participant shall receive a copy of the Plan and the Retirement Committee will make available for inspection by any Participant or Beneficiary a copy of the rules and regulations used by the Retirement Committee in administering the Plan.

     6.6. State Law. The Plan is established under and will be construed according to the laws of the State of Texas, to the extent that such laws are not preempted by the Employee Retirement Income Security Act and valid regulations published thereunder.

     6.7. Incapacity of Recipient. In the event a Participant or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate. Except as provided above in this Plan Section, when the Retirement Committee in its sole discretion determines that a Participant or Beneficiary is unable to manage his financial affairs, the Retirement Committee may direct the Company to make distributions to any person for the benefit of such Participant or Beneficiary.

     6.8. Unclaimed Benefit. If any payment to which a Participant or Beneficiary is entitled is unclaimed, such payments shall be forfeited after a period of two years from the date the first such payment was payable and shall not escheat to any state or revert to any party; provided, however, that any such payment or payments shall be restored if any person otherwise entitled to such payment or payments makes a valid claim.

     6.9. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Company or as a member of the Retirement Committee shall be liable to any Participant, former Participant, Beneficiary or any other person solely by reason of acting in such capacity.

     6.10. Termination of Employment. Upon termination of a Participant's employment by the Company for any reason other than as set forth in Section 6.1, the Company shall cause the trust contemplated in Section 7.1 to be established, if not previously established, and transfer a sufficient amount of assets to such trust in order that trust assets immediately after termination of employment equal such Participant's Supplemental Plan Benefit and such amount so transferred shall be reserved by the trust for the benefit of the Participant.


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                                   SECTION VII

                                SOURCE OF PAYMENT

     7.1. Source of Payments. Benefits arising under this Plan and all costs, charges, and expenses relating thereto will be payable from the Company's general assets. The Company may, however, establish a trust to pay such benefits and related expenses, provided such trust does not cause the Plan to be "funded" within the meaning of ERISA. Any trust so established shall conform to the terms of the model trust set forth in Rev. Proc. 92-64. To the extent trust assets are available, they may be used to pay benefits arising under this Plan and all costs, charges, and expenses relating thereto. To the extent that the funds held in the trust, if any, are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay such benefits, costs, charges, and expenses from its general assets. In addition, the Company may, in its sole discretion, purchase and distribute one or more commercial annuity contracts, or cause the trustee of the trust to purchase and distribute one or more commercial annuity contracts, to make benefit payments required under this Plan, provided, however, that the purchase and distribution of any such annuity contracts shall be no sooner than the expiration of any forfeiture provisions applicable under the Company's non-competition guidelines. Such annuity contracts may be purchased from a commercial insurer acceptable to the Retirement Committee. Further, the Retirement Committee, in its sole discretion, may determine to pay additional sums to the Participant, from the Company's general assets or from the trust, if any, to reimburse the Participant for additional federal and state income taxes estimated to be incurred by reason of the distribution of any such annuity contracts. The Retirement Committee shall establish a methodology or methodologies for determining the amount of such additional sums. The methodology or methodologies selected shall be those that the Retirement Committee, in its sole discretion, determines to be the most effective and administratively feasible for the purpose of producing after-tax periodic benefit payments that approximate the after-tax periodic benefit payments that would have been received by the Participant in the absence of the distribution of the annuity contract.

     7.2. Unfunded Status. The Plan at all times shall be entirely unfunded for purposes of the IRC and ERISA and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. Funds that may be invested through a trust described in Section 7.1 shall continue for all purposes to be part of the general assets of the Company. The Plan constitutes a mere promise by the Company to make benefit payments under this Plan in the future. No Participant shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

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                                  SECTION VIII

                          CHANGE IN CONTROL PROVISIONS

     8.1. Amount and Distribution of Benefit. Any provision of the Plan to the contrary notwithstanding, with respect to any Participant who is accruing benefits under the Plan on or after January 31, in the event of a Change in Control (as defined below), any benefit accrued as of and through the Change of Control, shall not be subject to forfeiture or suspension and shall be distributed in a single lump sum (i) on the last day of the month following the month in which the Change in Control occurred, for such Participants receiving payments under the Plan on the date of such Change in Control, and (ii) on the last day of the month following the month in which occurs the event giving rise to the obligations of the Company to pay such benefit, for such Participants not currently receiving payments under the Plan on the date of such Change in Control. For this purpose, the accrued benefits shall be calculated based on the provisions of the Plan in effect immediately prior to the Change of Control as if the event giving rise to the obligation of the Company to pay such benefit pursuant to the preceding sentence had occurred on the date of the Change of Control and shall not be adversely affected because of any subsequent events, including, without limitation, termination or amendment of the Plan or of the Pension Plan, or lack of continued status. With respect to those Participants designated by the Retirement Committee as being eligible for a benefit enhancement in the event of a Change in Control, benefits payable hereunder shall be in accordance with the written agreement between the Company and the individual Participant regarding this Plan.

     A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange
Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act, or any similar reporting requirement hereafter promulgated by the Securities and Exchange Commission; (ii) any person, entity or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any employee benefit plan sponsored by the Company, is or becomes the beneficial owner (as defined in rule 13d-3 of the Exchange
Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then outstanding securities (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock); or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

     8.2. Certain Plan Provisions Modified. Any provision of the Plan to the contrary notwithstanding, in the event of a Change in Control as defined above, benefits under this Plan will be determined in accordance with the terms of the Plan in effect immediately prior to such Change in Control, subject only to the modifications set forth in this Section VIII. By way of illustration, but without limitation, this provision shall mean (i) Section 6.1 regarding forfeiture of benefits shall apply to limit competition only with respect to the Company as such entity is identified prior to the Change in Control; and (ii) all Plan terms shall have their meaning as such meaning existed immediately prior to the Change in Control.


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